Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 7, 2021, with respect to the financial statements of Proterra Inc, incorporated herein by reference.

/s/ KPMG LLP
Santa Clara, California
August 13, 2021